Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of MetroCity Bankshares, Inc. on Form S-8 of our report dated March 29, 2019, except Note 21, as to which the date is September 3, 2019 on the consolidated financial statements of MetroCity Bankshares, Inc.

/s/ Crowe LLP

Atlanta, Georgia

October 11, 2019